Exhibit 99.1

Stardust Power Hires Mr. Bruce Czachor as General Counsel

Greenwich, Conn. – January 26, 2026 — Stardust Power Inc. (NASDAQ: SDST) (“Stardust Power” or the “Company”), an American developer of battery-grade lithium carbonate, today announced the appointment of Mr. Bruce Czachor as General Counsel, effective immediately. In this role, Mr. Czachor will oversee legal, regulatory, and corporate governance matters for the Company and will report directly to Founder and CEO, Roshan Pujari.

Mr. Czachor brings more than 30 years of legal, corporate governance, and executive leadership experience across publicly listed energy and mining companies. Most recently, he served as Executive Vice President and Chief Legal Officer at Piedmont Lithium Inc., where he was a key advisor to the Board and executive leadership on corporate strategy, governance, securities, financing, regulatory compliance, and M&A. In that role, he led the successful cross-border public merger between Piedmont Lithium and Elevera Mining (formerly Sayona Mining), navigating complex regulatory, capital markets, and jurisdictional considerations.

Mr. Czachor brings deep, hands-on experience in the lithium sector, including direct involvement in the development of a lithium refinery project with Piedmont. His combination of technical industry knowledge, public company governance expertise, and established global network further strengthens Stardust Power’s leadership team as the Company advances into execution and capital formation.

Prior roles include Vice President and General Counsel at Paringa Resources Limited, and partner-level positions at A&O Shearman, Orrick, and Duane Morris, advising on capital markets, M&A, project and bank finance, and complex cross-border transactions. Mr. Czachor has represented Fortune 500 companies, startups, and global investment banks across sectors including clean energy, metals and mining, refining, biotech, telecommunications, software, entertainment, and oil & gas.

Mr. Czachor earned his J.D., magna cum laude, from New York Law School, where he served as Executive Editor of the Law Review, and his B.A. in Political Science from Binghamton University. He completed a Wharton School Corporate Governance certification in 2023 and is admitted to practice in New York, New Jersey, and California.

Roshan Pujari commented, “Bruce’s experience and deep expertise in corporate governance and capital markets make him an ideal addition to our leadership team, and his appointment strengthens our legal and governance framework as we advance the Muskogee refinery toward construction. We are delighted to add his sector specific experience to our company’s management team.”

“I am thrilled to join Roshan and the team at Stardust Power at such an exciting stage in the company’s growth. The team’s focus and expertise in delivering one of the largest lithium refineries in the U.S. is inspiring, and I look forward to contributing to its success” noted Mr. Czachor.

About Stardust Power Inc.

Stardust Power is a developer of battery-grade lithium carbonate designed to bolster America’s energy security by building resilient supply chains. Stardust Power is developing a strategically central lithium processing facility in Muskogee, Oklahoma with the anticipated capacity of producing up to 50,000 metric tons per annum of battery-grade lithium carbonate. The Company is committed to sustainability at each point in the process. Stardust Power trades on the Nasdaq under the ticker symbol “SDST.”

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans, including but not limited to: whether or not the Company will be able to raise capital through the sale of securities or consummate the offering; the satisfaction of customary closing conditions and prevailing market conditions. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com